EXHIBIT 99.4

Slide 1:

Doral International
Formed through the merger of
Meristar
[Photo of MeriStar property]
American Skiing Company
[Photo of Skier]

Slide 2:

Doral International
o Doral is an international leisure and hospitality company. o The company operates, owns, and develops Doral branded upscale mountain and beach resorts, vacation villages, and conference centers.
o Doral is North America's largest independent operator of hotels and a leading provider of international corporate housing under the BridgeStreet Accommodations brand.

Slide 3:

Doral International
Defining Characteristics
o        Dominant Leisure and Conference Center Brand
o        Exceptional Growth Platform with Stability and Liquidity
o        Upscale Customer Base with more than 23M Visits
o Expanded Market Capitalization, Operating Infrastructure, Consumer Visibility and Cost Leverage
[Photo of Skier]
[Photo of MeriStar property]

Slide 4

Doral International
o        Doral International
         o        Doral Leisure
                  o        Resorts
                  o        Conference Centers
                  o        Golf
         o        BridgeStreet Accommodations
         o        Hotel Management
         o        Real Estate
                  o        Doral Owners Club
                  o        Development and Sales
[Departmental Structure Chart]

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Slide 5:

Doral International
Transaction Overview
o        Combines American Skiing and MeriStar Hotels & Resorts
o        Tax-Free, Stock-for-Stock Merger
o        Exchange Ratio: 1.88 Shares SKI for each MMH Share
o        Closing Expected by February 28, 2001
o Doral Will Have 190M Diluted Shares, $50M Preferred Equity, $405M Resort Debt, $535M

Total Debt

Slide 6:

Doral International
Pro Forma Operating and Market Statistics
(pro forma adjustments include merger transaction and conversion of MeriStar leases to management contracts)
o        FY2001 Annual Revenue > $600M
o        Expected Pro Forma FY 2001 EBITDA > $100M
o        Total Resort Debt to Pro Forma Bank EBITDA 4.5x
o        Equity Market Cap > $500M
o        More than 23M Customer Visits
[Photo of Skier]

Slide 7:

Doral International
Business Overview
o Doral Leisure - Mountain and Beach Resorts, Conference Centers, Skiing, Golf, Spas
o        Hotel Management - Upscale Corporate and Leisure Hotels
o        BridgeStreet Accommodations - International Corporate Housing
o        Real Estate - Sales, Vacation Villages, Doral Owners Club
[Photo of MeriStar Property]
[Photo of Skier]
[Photo of MeriStar Property]

Slide 8:

Doral International
Doral Leisure
o        12 Destination Resort Properties
         o        9 Mountain/Ski Resorts
         o        3 Beach/Sun Resorts
o        11 Upscale Resort Properties

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                                                                               3

o        4 Conference Centers
         o        3 Doral Branded
         o        1 Independent
o        15 Golf Courses
[Photo of American Skiing Property]
[Photo of MeriStar Property]

Slide 9:

Doral International
Destination Resorts & Conference Centers
[Map of Continental United States showing locations of Doral resorts and conference centers]

Slide 10:

Doral International
Doral Conference Centers
o        Doral Forrestal - Princeton, N.J.
o        Doral Branded Conference Centers Under Development
         o        Safety Harbor - Tampa, Fla.
         o        Nordic Hills - Chicago, Ill.
o        One Independent, Nathan Hale University of Connecticut
[Photo of Doral Forrestal & Conference Center]

Slide 11:

Doral International
Hotel Management
o        Largest Independent Hotel Operator in North America
o        More than 240 Hotels in North America
o        More than50,000 Rooms
o        More than 30,000 Employees
o        Flagstone Hospitality Transaction Closes January 1, 2001
[Photo of Westin Oklahoma City]

Slide 12:

Doral International
BridgeStreet Accommodations
o        A Leading Provider of Upscale Corporate Apartments in North America and
         Europe
o        More than 3,300 Units in North America
o        More than 700 Units in Europe
o        Flexible Inventory Minimizes Risk
[Photo of BridgeStreet property]
[Photo of BridgeStreet property]
[Photo of BridgeStreet property]

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                                                                               4

Slide 13:

Doral International
Doral Real Estate
o        $175M Existing Fractional Real Estate Inventory
o        More than 14,000 Units Available for Future Development
o        More than 10,000 Acres for Resort Expansion
o        Doral Owners Club
[Photo of American Skiing Property]
[Sketch of American Skiing Property]

Slide 14:

Doral International
FY2001 Proforma EBITDA Contribution
o        Doral Leisure 56%
o        Hotel Management 24%
o        BridgeStreet Accommodations 8%
o        Real Estate 12%
[Pie Chart]

Slide 15:

Doral International
Leisure & Lodging Market
o        Baby Boomers Are Skiing Longer and Are the Major Purchasers of Vacation
         Property
o Echo Boomers are Gaining Affluence and Have a Greater Focus on Leisure and Fitness
o Snowboarding Continues to Grow in Popularity, Resulting in Increased Youth Participation in Alpine Sports
o 55+ Expected to Increase 62% to 96M and 18-34 to Grow 13% to 72M by 2020 [Age vs. U.S. Population Bar Graph]

Slide 16:

Doral International
Combined Customer Base
Business Products
o        Hotels
o        Conference Centers
o        Corporate Housing
Leisure Products
o        Skiing

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                                                                               5

o        Golf
o        Spas
o        Beach
o        Retail
o        Real Estate
[Venn Diagram showing overlaps in the customer base]

Slide 17

Doral International
Growth Plan
Doral Leisure
o        Focus on Year-Round Resort Growth
         o        Resort Activities
                  o        Skiing
                  o        Golf
                  o        Outdoor Adventure
         o        Conferences/Meetings
o        Conference Centers Will Leverage off Expanded Customer Base
[Photo of Skier]

Slide 18:

Doral International
Hotel Management
         o        Joint Ventures
         o        Sliver Investments
         o        Paper-Clip with MHX
Provides Consistent Cash Flow without Weather Dependence
BridgeStreet Accommodations
         o        Europe
         o        North America
[Photo of Westin Oklahoma]
[Photo of London]

Slide 19

Doral International
Growth Plan
Real Estate
         o        Accelerate Sale of Existing Inventory
         o        Pre-Sell Projects and Reduce Risk
         o        Sell Complementary Project Sites
         o        Pursue Joint Ventures
[Photo of American Skiing Property]
[Photo of American Skiing Property]

Slide 20

Doral International
Upside to Current Business Plan
Doral Leisure Incremental EBITDA potential
         o        1% [upward arrow] in number of skier visits $2.5M
         o        $1 [upward arrow] in revenue per skier visit $3M
         o Each additional Doral resort or conference center management contract $.5-1M Hotel Management Incremental EBITDA potential
         o        1% [upward arrow] in hotel operating margins $2.5M
         o        1% [upward arrow] in hotel revenue $.5M


Slide 21

Doral International
Upside to Current Business Plan
BridgeStreet Incremental EBITDA potential
         o        1% [upward arrow] in operating margins $1.5M
         o        1% [upward arrow] in average daily occupancy $1M
         o 1% [upward arrow] in average daily rate $1M Incremental Cash Flow from Capital Structure o 1% decrease in average cost of debt $5M o 1% decrease in cost of preferred equity $.5M

Slide 22:

Doral International
Benefits of Transaction
o        Brand Identity
o        Focus on Leisure Industry
o        Creation of Year-Round Destinations
o        Improved Seasonal Cash Flow Balance with Less Weather Risk
o        Strong Prospects for Internal Growth
o        Employee Growth Potential Customer and Investor Visibility
o        Capitalized to Support Growth
[Photo of Skier]
[Photo of MeriStar Property]

Slide 23:

Doral International
Benefits of Transaction
o        Improved Cash Flow Predictability
o        Takes Advantage of Demographics

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o        Doral Owners Club
o        Improved Liquidity in Capital Markets
o        Economies of Scale
o        Cost Reductions
[Photo of American Skiing Property]
[Photo of MeriStar Property]

Slide 24:

Doral International
Prudent Capital Structure With Upside
o        Total Resort Debt to EBITDA 4.5x
o        Revolver Availability $40M
o        Blended Maturities
o        Average Cost of Resort Debt 12%
o        Average Cost of Real Estate Debt 16%
o        Potential Benefit of Improving Debt Costs $10-15M
[Debt Bar Graph]

Slide 25:

Doral International
Improved Growth Through
o        Proprietary Brands
o        Consolidated Customer Base
o        Creation of Year-Round Resorts
o        Stability and Consistency
o        Favorable Demographics
o        Size
o        Liquidity
o        Asset Quality
o        Experienced Management
[Photo of American Skiing Property]
[Photo of MeriStar Property]

Slide 26:

Doral International
American Skiing intends to file a Registration Statement on Form S-4 with respect to its common stock that will be issued to MeriStar stockholders in the merger. The registration statement will contain a joint proxy statement and prospectus.

MeriStar and American Skiing intend to mail to their stockholders the joint proxy statement and prospectus, which will contain important information regarding MeriStar, American Skiing and the merger, so all investors and stockholders should read the joint proxy statement and prospectus carefully once it is available, along with the other documents the parties will file with the SEC.

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The merger agreement and other transaction documents can be found attached to the Current Reports on Form 8-K filed by MeriStar and American Skiing on December 11, 2000.

Slide 27:

Doral International
The list of persons participating in the solicitation of MeriStar stockholders can be found in a statement on Schedule 14A filed with the SEC by MeriStar. The list of persons participating in the solicitation of American Skiing stockholders can be found in a statement on Schedule 14A filed with the SEC by American Skiing.

Investors are encouraged to read the proxy statements and annual, quarterly, current and other reports of both companies, all of which are filed with the SEC.

Copies of all documents filed with the SEC may be requested from the companies, retrieved from the SEC's website, www.sec.gov, or reviewed at the SEC's public reference room at 450 Fifth Street, N.W., Washington,